                                                                   EXHIBIT 10.15


                    SABRE TRAVELBASE SYSTEM LEASE AGREEMENT
                    ---------------------------------------


     The SABRE TravelBase System Lease Agreement (the "Agreement") is entered into by and between the SABRE Travel Information Network, a division of American Airlines, Inc. ("American") and the undersigned ("Customer"), as of the date executed by American below ("Effective Date") regarding the provision of products and services set forth herein.

Article 1 - Term
----------------

1.1 The term of the SABRE TravelBase System shall commence on the completion of data conversion (the "Effective Date") and shall continue in effect for the number of months as stated on the Schedule ("Initial term") unless terminated as provided herein. Any additional SABRE TravelBase System installed subsequent to the date of execution of this Agreement by American shall be subject to the terms and conditions of this Agreement and shall have a term as specified on the Supplement ("Additional Term"), commencing on the date of installation. Upon expiration of the applicable term, the Agreement for such SABRE TravelBase System shall continue on a month-to-month basis until termination by either party upon thirty days notice.

Article 2 - Definitions
-----------------------

2.1 Agreement means this SABRE TravelBase System Lease Agreement, and all Amendments, Schedules and Supplements made a part hereof.

2.2 Confidential Information means this Agreement, any and all applicable rights to patents, copyrights, trademarks and trade secrets, proprietary and confidential information of American or its affiliates, subsidiaries, successors or assigns concerning their past, present or future research, development, business activities or affairs, finances, properties, methods of operation, processes and systems, agreements, related to the business of American.

2.3 Instructions means any and all manuals, operation procedures, manufacturer's recommendations, rules and instructions delivered or made available to Customer (either in hard copy, verbally or on-line) all of which must be complied with by Customer. Such Instructions may be unilaterally revised or amended by American at any time in its sole discretion.

2.4 SABRE TravelBase System means the Standard Equipment, SABRE TravelBase System Components, Instructions and/or the SABRE TravelBase System Software as identified on the Schedule and all Supplements.

2.5 SABRE TravelBase System Component means all memory, disk storage space, ports, workstations, printers and any other element of the Standard Equipment.

2.6 SABRE TravelBase System Software means that Software delivered by American to Customer as identified on the Schedule and all Supplements including all upgrades, improvements, enhancements and modifications thereto.

2.7 Schedule means the document reflecting the Charges and term for the SABRE TravelBase System.

2.8 Standard Equipment means the items of computer hardware leased to Customer by American in accordance with this Agreement.

2.9 Supplement means the document reflecting any changes to the SABRE TravelBase System, and/or charges or credits related thereto.

Article 3 - Charges and Payment
-------------------------------

3.1 Prepayment. Upon execution, Customer shall pay to American the prepayment as shown on the Schedule. When the SABRE TravelBase System is installed, the prepayment shall be credited against the Customer's first Charges.

3.2 Charges. All amounts payable to American ("Charges") shall be due and payable within fifteen days of the date of American's invoice, without set off or counterclaim.

3.3 Additional Charges. Customer agrees to pay to American an additional charge at American's then prevailing rate for services and materials including without limitation the following: (a) the installation or removal of Standard Equipment; (b) excess cable or teflon coated cable required for installation;
(c) Standard Equipment relocation within the site; (d) additional support and expenses outside of the scope of this Agreement.

3.4 Increases. American shall have the right to increase the Charges as shown on the Schedule and any Supplements for the remaining term of this Agreement upon thirty days written notice to the Customer. The total amount of such increase shall not exceed ten percent of the Charges in any consecutive twelve-month period. Hardware maintenance payments may be increased; however, such increase may not be more than a rounded-up percentage equal to the percentage of increase charged to American by its maintenance vendors.

3.5 Interest. Charges not paid when due shall accrue interest at the rate of eighteen percent per annum or the highest rate permitted by Texas law, whichever is less.

3.6 Taxes. Customer shall pay any taxes, or assessments including any interest or penalty thereon levied as a result of this Agreement, excluding taxes measured by the net income of American. Customer shall indemnify and hold harmless American from all costs, fines and expenses (including reasonable legal costs) incurred by American resulting from Customer's failure to pay taxes as provided in this Article.

Article 4 - Installation and Delivery
-------------------------------------
4.1 Delivery. American shall arrange for delivery of the SABRE TravelBase System F. O. B. to the site, as identified on the Schedule and all Supplements thereto.

4.2 Installation. Subject to Article 4.3, American shall install, or cause to be installed, the SABRE TravelBase System at the site.

4.3 Customer's Obligations Prior to Installation. Customer, at its expense, shall be responsible for preparing the site for SABRE TravelBase System in accordance with the Instructions. If installation of the SABRE TravelBase System is prevented or delayed because of Customer's failure to prepare the site, American shall use reasonable efforts to install the SABRE TravelBase System upon Customer's with this Article and upon payment of all reasonable expenses incurred by American resulting from Customer's failure to prepare the site. In the event installation of the SABRE TravelBase System is delayed as a result of Customer's actions or failure to take action, American shall begin invoicing Customer under Article 3 and the term of the Agreement shall commence. Customer shall commence payments notwithstanding the fact that the SABRE TravelBase System has not been installed. In addition, American shall discontinue the installation process of the SABRE TravelBase System until all applicable SABRE TravelBase hardware components have been installed, even though American has begun the billing process. Once Customer complies with the installation requirements, American shall proceed with the installation process.

4.4 Relocation and Possession. Customer shall at all times keep the SABRE TravelBase System in its sole possession and control at the site. Customer shall not move any part of the SABRE TravelBase System from or within the site without first obtaining the written consent of American.

4.5 Communications Access. Customer shall provide at its own expense such communication lines in accordance with the Instructions for access by American or its designated third-party to the SABRE TravelBase System.

4.6 Non-Standard System. Customer shall not connect or use any hardware, or firmware not acquired from American with the SABRE TravelBase System without American's prior written consent, which shall be granted provided that such hardware, or firmware is approved by American for use with SABRE TravelBase System and Customer executes the Non-Standard System Amendment.

4.7 Acceptance of SABRE TravelBase System. Upon installation of the SABRE TravelBase System, Customer shall be deemed to have accepted the SABRE TravelBase System. Any use of the SABRE TravelBase System, and/or SABRE TravelBase System Components or SABRE TravelBase System Software further constitutes acceptance of the Agreement and applicable Amendments and Supplements by the Customer.

Article 5 - Repairs and Maintenance
-----------------------------------

5.1 Repairs and Maintenance. Upon prompt notification from Customer, American or its designated agent, shall repair and maintain the Standard Equipment and shall keep it in good working order provided that the Standard Equipment has been subject to reasonable operation. Customer shall not make any modifications nor attempt to perform repairs or maintenance of any kind without previous written permission from American. American or its designated agent, shall have free access to the Standard Equipment at reasonable times during normal business hours (9:00 a.m. to 5:00 p.m. local time, Monday through Friday, excluding legal holidays) to provide such service. Damage resulting from negligence, transport, repairs not done by American or its agents, will not be covered.

5.2 Changes to Coverage. If Customer has title to hardware he may elect, at any time during the term of the Agreement, to discontinue or change hardware maintenance upon giving American ninety days written notice.

5.3 Limitations. Items consumed in the normal course of business, including but not limited to printer ribbons and software media are excluded from coverage. When in the course of normal usage and due to normal wear and tear, a piece of Standard Equipment may no longer be maintained or repaired, it will be the responsibility of the Customer to replace the Standard Equipment.

5.4 Charges. Repair or maintenance services on Standard Equipment during normal business hours (9:00 a.m. to 5:00 p.m. local time, Monday through Friday, excluding legal holidays) are included in the Charges, provided that the Customer has not been negligent and the Standard Equipment has been subject to reasonable operation; otherwise, Customer will be charged a service fee in accordance with American's or its designated third-party's then prevailing rates.

Article 6 - Title and Ownership of SABRE TravelBase System
----------------------------------------------------------

6.1 Title and Ownership of SABRE TravelBase Standard Equipment. The SABRE TravelBase System leased hardware hereunder shall remain the property of American. Customer shall not in any other manner dispose of the SABRE TravelBase System or any part thereof or suffer any lien or legal process to be incurred or levied on the SABRE TravelBase System.

6.2 Risk of Loss. Risk of loss for and damage to the SABRE TravelBase System shall pass to the Customer upon delivery of the SABRE TravelBase System to the site.

Article 7 - Insurance
---------------------

7.1 General. Upon delivery of any part of the SABRE TravelBase System to the site, Customer shall maintain Comprehensive General Liability (including bodily injury, product liability, property damage and contractual liability) and All Risk Property Insurance.

7.2 Comprehensive General Liability. The Comprehensive General Liability coverage shall be in the amount not less than one million dollars combined single limit. The coverage shall include the following special provisions:
(a) American, its officers, agents and employees, shall be named as additional insureds; (b) The policy(ies) shall specifically insure the indemnification provision included in this Agreement; (c) Such insurance shall be primary without any right of contribution from any insurance maintained by the additional insureds; and (d) Insurers will provide American with thirty days' prior written notice of any cancellation or material change.

7.3 All Risk Property. The All Risk Property insurance shall be in an amount to cover the replacement value of the Standard Equipment as set forth in the Schedule and all Supplements. Such policy shall: (a) name American as additional insured; (b) name American as the sole loss payee for loss of the Standard Equipment; (c) be primary without right of contribution from any insurance carried by American; and (e) provide that American will b e given thirty days' prior written notice of any cancellation or material change of such policy.

7.4 Certificates. Customer will provide to American, on or before delivery of any part of the SABRE TravelBase System to the site, a Certificate issued by its insurer(s), evidencing the insurance coverage required by this Article. If American does not receive such Certificates of insurance prior to delivery of the SABRE TravelBase System, American may obtain insurance and Customer shall reimburse American for all amounts paid by American to obtain such insurance.

Article 8 - Confidential Information
------------------------------------

8.1    The Confidential Information shall remain American's property.

8.2 Customer shall maintain in perpetuity the confidentiality of the Confidential Information using the highest degree of care. Customer shall not use, sell, sublicense, transfer, publish, disclose, display, or otherwise make available to others, except as authorized in this Agreement, the Confidential Information or any other material relating to the Confidential Information at any time before or after the termination of this Agreement nor shall Customer permit its officers, employees, agents, contractors or subcontractors to divulge the Confidential Information without prior written consent of American.

Article 9 - SABRE TravelBase System Software License
----------------------------------------------------

9.1 Ownership of SABRE TravelBase System Software. Customer acknowledges that American or the original manufacturer of the SABRE TravelBase System Software, as applicable, owns or has licensed from the owner, copyrights in the respective SABRE TravelBase System Software and that ownership and title are retained by the manufacturer or its licensor. All applicable rights to patents, copyrights, trademarks, and trade secrets inherent in the SABRE TravelBase System Software and pertinent thereto are and shall remain American's or the original manufacturer's sole and exclusive property. Any copy of such Software must incorporate any copyright, trade secret, or trademark notices or legends appearing in the original version delivered to Customer.

9.2 Grant of License. Subject to the provisions of this Agreement and for the term specified on the Schedule, either American or the original manufacturer grants to Customer a non-transferable, non-exclusive, limited license to use the SABRE TravelBase System Software subject to the following restrictions: (a) Customer shall use the SABRE TravelBase System Software only to process data related to Customer's own travel agency business transactions, (b) Customer must do business as a bona fide travel agency, (c) the SABRE TravelBase System Software shall be used and installed solely at the site and solely used on the Standard Equipment, or other equipment authorized by American, (d) the SABRE TravelBase System Software shall be used solely for internal purposes and only in the ordinary course of business; (e) Customer shall not reserve engineer, compile, reverse compile, decompile, disassemble, or reverse assemble the SABRE TravelBase System Software or any portion thereof, (f) the SABRE TravelBase System Software shall not be copied or reprinted in whole or in part except (i) a reasonable number of copies of each program may be made in machine readable form for reasonable archival or backup purposes, or (ii) when American as granted permission to do so, and (g) Customer shall not lease, sell, license, sublicense or otherwise transfer the SABRE TravelBase System Software to any other party. Nothing in this Agreement shall convey title to the SABRE TravelBase System Software to Customer.

9.3 Modification Rights. Customer shall not modify the SABRE TravelBase System Software or merge such software into other programs or create derivates works based on such software.

9.4 Upgrades and Modifications. All tangible objects containing or relating to the SABRE TravelBase System Software are the sole and exclusive property of American or the manufacturer. In the event American, in its sole discretion, modifies the SABRE TravelBase System Software, it may deliver such modified SABRE TravelBase System Software to Customer at its then current charge, if any, and Customer shall promptly return to American any and all tangible objects relating to the SABRE TravelBase System Software as provided in Article 15.7. Customer shall install all such modifications within ninety days of receipt of the new revision of SABRE TravelBase System Software. Customer shall be solely responsible for protecting all software not obtained from American hereunder and the data related thereto in the event of a software upgrade. Customer, in order to receive an upgraded or updated program, shall comply with any and all terms and conditions and Instructions imposed by American.

9.5 Processing Units. The SABRE TravelBase System Software resided solely on the processing units (the "Fileserver" and "Database server"). In the event a Fileserver or Database server is upgraded, replaced or moved, Customer shall be solely responsible for moving and protecting all software not obtained from American and the data related thereto.

9.6    Operating Program.

9.6.1 Customer acknowledges that the SABRE TravelBase System Software incorporates, in part, copyrighted materials pertinent to the Operating Program as identified on the Schedule. Customer agrees that such copyrighted portions shall be subject to the Operating Program copyright and license.

9.6.2 Customer will look only to American and not to the manufacturer for any support, maintenance, assistance and upgrades and the like with respect to the Operating Program and the manufacturer shall have no liability to Customer in relation to this program.

9.6.3 No action, regardless of form, arising out the license of the Operating Program may be brought more than two years after the cause of action has arisen.

9.6.4 THE LICENSE OF THE OPERATING PROGRAM, IF MANUFACTURED BY IBM, SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT.

9.7    SABRE TravelBase System Software.

9.7.1 Customer acknowledges and agrees that Customer is not entitled to any greater warranty with respect to the SABRE TravelBase System Software than the warranty received by American from its supplier of the respective SABRE TravelBase System Software.

9.7.2 EXCEPT AS SPECIFICALLY PROVIDED BELOW, THE SABRE TRAVELBASE SYSTEM SOFTWARE IS PROVIDED TO CUSTOMER AS IS AND WITH ALL ITS FAULTS WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THOSE IMPLIED WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE OR ANY OTHER WARRANTY. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SABRE TRAVELBASE SYSTEM SOFTWARE IS WITH THE CUSTOMER. SHOULD THE SABRE TRAVELBASE SYSTEM SOFTWARE PROVE DEFECTIVE, CUSTOMER SHALL ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO CUSTOMER. THIS WARRANTY GIVES THE CUSTOMER SPECIFIC LEGAL RIGHTS AND CUSTOMER MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE. ADDITIONALLY, CUSTOMER ASSUMES RESPONSIBILITY FOR THE SELECTION OF THE SABRE TRAVELBASE SYSTEM SOFTWARE TO ACHIEVE CUSTOMER'S INTENDED RESULTS, AND FOR THE INSTALLATION AND USE OF THE RESULTS OBTAINED FROM THE SABRE TRAVELBASE SYSTEM SOFTWARE.

9.7.3 Notwithstanding the above, the media on which the SABRE TravelBase System Software is encoded is warranted to the Customer against defects in material or workmanship for a period of three months from the receipt of original purchase by Customer. If during such period, Customer discovers any defect in the media, Customer may return the media to American and American shall, as Customer's sole and exclusive remedy, repair, or replace the defective media.

Article 10 - Documentation and Training
---------------------------------------

10.1 Documentation. For each SABRE TravelBase System purchased hereunder, American will provide at the time of delivery of the SABRE TravelBase System, one copy of all such manuals as may be relative to the installation and operation of the SABRE TravelBase System and all such on-line documentation as may be available to enable a Customer's personnel to use and understand the operation thereof. Additional copies may be purchased at American's then prevailing rate.

10.2 Training. For each SABRE TravelBase System purchased, American shall provide to Customer prior to installation of the Standard Equipment, training for a specific number of Customer employees an the basic use and operation of the SABRE TravelBase System Software as described an the schedule. This training must be completed prior to the installation of the SABRE TravelBase System. Additional classes may be offered on more advanced modules of the software as then may be available to the Customer. Some modules have a mandatory training requirement prior to the implementation of those modules.

10.2.1 Training for additional employees will be offered subject to availability and at American's then prevailing rate per person, per class. The additional training charge will be assessed on Customer's monthly invoice. A prepayment may be necessary to secure a place in the class.

10.2.2 The training described in Article 10.2 shall be performed at a location designated by American.

10.2.3 In addition to the charge for training, American reserves the right to charge all costs incidental to such training, including transportation, meals, and lodging.

10.2.4 Except as otherwise provided herein, Customer is responsible for all training of all its employees in the proper use of SABRE TravelBase. American has the right to require further training at the Customer's expense before adding or changing levels of software support or adding additional software options.

10.2.5 In addition to the training described in Article 10.2, American may offer to Customer supplemental training programs at a local Level. Such training may consist of, but not limited to, workshops, seminars, and individual consultations. These will be made available at American's then prevailing rate.

10.2.6 Customer and its trainees agree to comply with all training procedures and rules established by American, and American reserves the right to remove any Customer trainee from the training program if such trainee fails to comply with such procedures and rules.

10.2.7 American may at its discretion, monitor or test Customer's employee's training levels. If American determines the training level to be insufficient, the Customer will institute such additional training, at its own expense (including, if necessary, additional training by American at American's then prevailing rate) as may be necessary to bring Customer's employees to the level of training required by American.

Article 11 - Software Support
-----------------------------

11.1 Software Support. American agrees to provide software support to assist the Customer's personnel of an understanding of the use of SABRE TravelBase. Such support will be in the form of a Help Desk available at specified times and hours via telephone. Support will be limited to the SABRE TravelBase System Software provided by American and the formation of files by SABRE TravelBase System Software prior to transfer or export. The hours of support offered will be 7:00 a.m. to 9:00 p.m. Central time, Monday through Friday and 8.00 a.m. to 3:00 p.m. Central time on Saturdays excluding legal holidays which am subject to change. Unless otherwise specified, support will be limited to the Customer officer who signs this Agreement, or with whom Customer officer designates by providing the Help Desk telephone number.

11.2 Support Levels. American will provide ninety days of unlimited support from the Effective Date. Thereafter, the support level elected by the Customer shall be provided at American's then prevailing rate. Customer may elect any level as described in the Article 11.2.2 for the Initial Term. With thirty days written notice, Customer may upgrade the service level at any time during the contract term. With thirty days written notice, Customer may reduce the service level at the end of each twelve month period.

11.2.1    Definition of Call Type

(i) Billable Calls. Customer will be charged for these calls. Calls include, but are not limited to operator knowledge for which information is available in a manual or accessible on-line, accounting knowledge relating to the procedures and processing of tickets, and ARC/BSP documents, other vendor/suppliers relating to questions that should be directed to CRS vendors, forms or suppliers, hardware and software not sold or supported by American.

(ii) Non-Billable Calls. Customer will not be charged for these calls. Calls include, but are not limited to Hardware Maintenance where a vendor is dispatched.

11.2.2    Definition of Support Levels.

(i) Level I. Customer may call for support as desired and required. Customer must pay for each Billable Call at the rate specified on the Schedule and any Supplements. Such Charges will appear an the monthly invoice.

(ii) Level II. Customer may call for support as desired and required. Customer will be allocated, at no charge, a limited number of Billable Calls per month as specified on the Schedule and any Supplements. All Billable Calls over that number will be charged at the rate specified on the Schedule and any Supplements.

(iii) Level III. Customer may call for support as desired and required. There will be no charge for the Billable Calls at this level. Customer shall be billed a monthly flat rate for this support option.

Article 12 - Warranty, and Limitation of Warranty, Liability and Remedy
-----------------------------------------------------------------------

12.1 Standard Equipment. The Standard Equipment shall be delivered and installed in good working order.

12.2 SABRE TravelBase System Software. The SABRE TravelBase System Software provided will be in good working order when installed. SABRE TravelBase System Software and any additions, changes, improvements, and enhancements provided the Customer hereunder shall conform to any applicable requirements or rules of the Airline Reporting Corporation ("ARC"), Bank Settlement Plan ("BSP") or the International Air Transport Association ("IATA") as approved by the Department of Transportation ("DOT")

12.3 Limitation of Warranty. THE LIMITED EXPRESSED WARRANTIES SPECIFIED HEREIN ARE THE ONLY WARRANTIES MADE BY AMERICAN AND THE MANUFACTURER AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE OF SABRE TRAVELBASE OR THE SABRE TRAVELBASE SYSTEM OR ANY LIMITATION STATEMENTS REGARDING CAPACITY. SUITABILITY FOR USE, OR PERFORMANCE OF THE SABRE TRAVELBASE SYSTEM OR ANY COMPONENTS THEREOF, WHETHER MADE BY AMERICAN OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF AMERICAN OR THE MANUFACTURER.

12.4 Limitation of Remedies. In the event of a material malfunction or defect in an unaltered component of the SABRE TravelBase System that can be reproduced by American, American will provide reasonable services to correct such malfunction or defect. Customer will supply American with such input files
and other materials as may be necessary to enable American to diagnose   and
correct the malfunction or defect. THE FORGOING SHALL BE CUSTOMER'S SOLE AND EXCLUSIVE PRIMARY REMEDY FOR ANY MALFUNCTION OR DEFECT IN THE SABRE TRAVELBASE SYSTEM. IF SUCH MALFUNCTION OR DEFECT MATERIALLY IMPAIRS CUSTOMER'S USE OF THE SABRE TRAVELBASE SYSTEM AND CANNOT BE CURED AS PROVIDED IN THIS PARAGRAPH, THEN CUSTOMER'S ALTERNATE SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT WITHOUT FURTHER LIABILITY TO AMERICAN FOR DAMAGES HEREUNDER.

12.5 Limitation of Liability. CUSTOMER WAIVES ALL LIABILITY IN TORT, OF AMERICAN AND THE RESPECTIVE MANUFACTURER INCLUDING WITHOUT LIMITATION ANY LIABILITY ARISING FROM NEGLIGENCE. NOTWITHSTANDING THE FOREGOING, AMERICAN'S LIABILITY TO CUSTOMER HEREUNDER SHALL BE LIMITED TO THE TOTAL AMOUNT OF CHARGES ACTUALLY PAID BY CUSTOMER TO AMERICAN PURSUANT TO THIS AGREEMENT. NEITHER AMERICAN NOR ANY MANUFACTURER SHALL BE LIABLE TO CUSTOMER FOR ANY INCIDENTAL, OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, REVENUE OR SAVINGS, OR THE LOSS OF USE OF ANY DATA, EVEN IF AMERICAN OR THE MANUFACTURER HAS BEEN ADVISED OF, KNOWN, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF.

Article 13 - Indemnification
----------------------------

Customer and American hereby agree to indemnify and hold each other, their affiliates, subsidiaries, successors and assigns and their officers, directors, agents, and employees ("Indemnitees") harmless from and against third-party liabilities, including, but not limited to, attorney's fees, and other expenses incident thereto, which may be threatened against, or recoverable from the Indemnitees by reason of any injuries to or death of persons or loss of, damage to, or destruction of property arising out of or in connection with any act, or omission of Customer or American, including without limitation any act, or omission constituting negligence.

Article 14 - Assignment
-----------------------

14.1 Assignment Or Sublease By Customer. CUSTOMER SHALL NOT SUBLEASE, TRANSFER OR ASSIGN THIS AGREEMENT OR ANY PORTION THEREOF, OR ANY RIGHT OR OBLIGATION HEREUNDER, UNLESS CUSTOMER HAS OBTAINED THE PRIOR WRITTEN CONSENT OF AMERICAN. ANY ATTEMPTED ASSIGNMENT IN VIOLATION OF THIS ARTICLE SHALL BE VOID.

14.2 Assignment by American. American shall have the right to sell, transfer, assign or delegate its interests, rights and/or obligations, without the prior consent of Customer, and, provided that such transferee or assignee assumes all of American's obligations, American shall be released of all obligations after the effective date of such sale, transfer, delegation or assignment.

Article 15 - Termination and Default
------------------------------------

15.1 Default by Customer. The occurrence of any one of the following events shall constitute a non-exclusive event of default (the "Event of Default") pursuant to the terms of this Agreement.

15.1.1    Customer fails to pay any amount when due;

15.1.2    Customer ceases to be a bona fide travel agency;

15.1.3 Any representation by Customer is discovered to be materially misleading or inaccurate, or Customer fails to perform any material covenant, agreement, obligation, term or condition contained herein;

15.1.4 Customer ceases to do business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they become due, acquiesces in the appointment of a trustee, receiver or liquidator for it or any substantial part of its assets or properties. Sells, or executes an agreement to sell all or substantially all of its assets without the consent of American.

15.1.5 Events of Default described in 15.1.1, 15.1.3 and 15.1.4 shall not be cause for termination if Customer cures such failure within fifteen days after date or written notice from American. If Customer cures its failure as provided in this provision, said failure shall not be considered to be an Event of Default for the purposes of Article 15.2.

15.2 American's Rights Upon Termination. Upon the occurrence of an Event of Default and subject to Article 15.1.6, American shall have the right to any one or more of the following remedies: (i) terminate this Agreement; (ii) seek all legal and equitable remedies to which it is entitled and; (iii) retake immediate possession of the SABRE TravelBase System. If Customer's Event of Default results in termination Customer agrees to pay to American, in full settlement of the damages American will suffer as a result of such Event of Default, an amount calculated to estimate American's damages as liquidated damages as follows:

15.2.1    the applicable charge to disconnect the Standard Equipment; plus

15.2.2 the applicable costs, expenses and damages which American may sustain by reason of the default, including, without limitation, reasonable legal fees incurred by American; plus

15.2.3 the sum of the remaining monthly payments discounted to the then present value at an eight percent per annum rate.

15.3 Termination by Customer. In the event that American breaches any material term of this Agreement, which breach continues for a period of fifteen days after date of written notice from Customer, then Customer may terminate this Agreement immediately upon written notice to American. Except as limited by this Agreement, upon termination, Customer may seek all legal and equitable remedies to which it is entitled. Customer may not otherwise cancel, terminate, modify, repudiate, excuse or substitute this Agreement without American's prior written consent, which American may withhold in its absolute discretion.

Article 16 - Miscellaneous
--------------------------

16.1 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. CUSTOMER HEREBY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND THE COURTS OF THE STATE OF TEXAS IN ANY DISPUTE ARISING OUT OF THIS AGREEMENT AND AGREES THAT SERVICE OF PROCESS SHALL BE SUFFICIENT IF MADE ON THE SECRETARY OF STATE OF THE STATE OF TEXAS WITH A COPY TO BE SENT, REGISTERED MAIL TO THE CUSTOMER AT THE ADDRESS SET FORTH IN THE SCHEDULE OR SUCH OTHER ADDRESS AS CUSTOMER MAY LATER SPECIFY BY WRITTEN NOTICE TO AMERICAN.

16.2 Binding Effect. Except as otherwise provided, the Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto.

16.3 Entire Agreement. This Agreement and the Instructions constitute the entire agreement of the parties as to the matters set forth herein and shall supersede any previous understandings, agreements, representations, statements, negotiations and undertakings, whether written or oral, between the parties relating to the matters set forth herein. Any Amendment to this Agreement must be in writing and signed by the authorized representatives of both parties.

16.4 Force Majeure. American shall be relieved of its obligations hereunder in the event and to the extent that performance is delayed or prevented by any cause reasonably beyond its control, including, but not limited to acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor dispute or strikes, or any acts or orders of any governmental authority, inability to obtain supplies and materials (including and without limitation computer hardware) or any delay of deficiency caused by the electrical or telephone line suppliers or other third parties.

16.5 Notices. Unless otherwise stated, notices given or required under this Agreement must be in writing and shall be deemed delivered (i) upon deposit through the United States Mail, to American at P.O. Box 619616, MD _____, Dallas Fort Worth Airport, Texas 75261-9616 (to be sent to the attention of SABRE Travel Information Network, Financial Services) or to the Customer at the address set forth in the Schedule, or (ii) upon dispatch, if sent by SABRE as follows: If to American: QP/_____ and if to Customer: to the Pseudo City Code as set forth in the Schedule or Supplement.

16.6 Return of SABRE TravelBase System. Upon the termination of this Agreement for any reason, Customer, at its sole cost and expense, shall return all Confidential Information as requested by American, in good condition, less normal wear and tear.

16.7 Modifications. American retains the right to modify the SABRE TravelBase System, at its discretion at any time during the term of this Agreement. However, such modifications will not materially impair Customer's ability to access and use SABRE TravelBase in the manner expressly permitted in this Agreement. During the term hereof, American shall make additions, changes, improvements or enhancements in the SABRE TravelBase System Software necessary to enable Customer to comply with applicable requirements or rules of ARC, BSP or IATA, as approved by DOT.

16.8 Severability. Any provision of this Agreement which may be determined by a court or other competent governmental authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent such prohibition or unenforceability, without invalidating the remaining provisions thereof, unless said prohibition or unenforceability materially alters the rights or obligations of either party.

16.9    Surviving Sections.  If the term of the Agreement expires or is
otherwise terminated for any reason before Customer has paid   to American all
of the sums due, the Agreement, the Schedule, and all Supplements shall survive such expiration or termination to the extent necessary to protect American's rights until all sums owed to American have been paid. Notwithstanding anything to the contrary referenced herein Articles 6, 8, 11 and 12 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

Customer                            American Airlines, Inc.

By:  /s/  Michael J. Hartley        By:
    -------------------------            -------------------------
              (Signature)                         (Signature)

Name:                                 Name:
     -------------------------             -----------------------
               (Print Name)                        (Print Name)

Title:                                Title:  Manager - Financial Services
        -------------------------     SABRE TravelBase Network

Date:                                 Date:
        -------------------------          -------------------------
Agency Name:                          PCC
             --------------------          -----